UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)		April 29, 2003

Eateries, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	0-14968	73-123048
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 S. Santa Fe Avenue, Edmond, Oklahoma		73003
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		405-705-5000

Not Applicable
(Former name or former address, if changed since last report.)

Item 9. Regulation FD Disclosure.

Eateries, Inc. has issued a press release on April 29, 2003 which is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits.

            (c) Exhibits.

                    (99) Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   EATERIES, INC.

                                   Registrant

Date: April 29, 2003   By: /s/ BRADLEY L. GROW

                                             Bradley L. Grow

                                             Vice President

                                             Chief Financial Officer

Exhibit 99.

 Eateries, Inc. Stock to be listed on OTC Bulletin Board

On April 1, 2003 Nasdaq notified Eateries, Inc. that it was not in compliance with the minimum $2,500,000 stockholders' equity requirement for continued listing set forth in Marketplace Rule 4310(c)(2)(B). Eateries, Inc. responded to Nasdaq, explaining that the equity shortfall was a result of the recent sale of 9 Garcia's Mexican Restaurants and a corresponding write down of assets related to the transaction. In its submission, the Company stated that a final judgment of $8,405,420 was awarded to the Company in January 2002, in its case against J.R. Simplot Company. The judgment was appealed in Federal Appeals Court in February 2002. Inasmuch as Simplot admitted the fact but not amount of liability and has already paid Eateries, Inc. approximately $516,000 for legal fees associated with the case, the Company believes that upon completion of the appeal, it will be able to demonstrate compliance with the minimum $2,500,000 stockholders' equity requirement. However, since the accounting rules prohibit the Company from recording the award as income until the appeal is complete, the Company is not sure when it will be able to demonstrate compliance but believes it will happen in the current year.

Nasdaq indicated that the Company's plan to regain compliance was based on a future uncertainty that could not be relied upon for demonstrating near term compliance. Accordingly, the Company's securities will be delisted from The Nasdaq SmallCap Market at the opening of business on May 5, 2003, but will become immediately eligible for quotation on the OTC Bulletin Board, effective with the open of business on May 5, 2003. Eateries, Inc.'s OTC Bulletin Board stock symbol will remain EATS.

Eateries, Inc. owns, operates, franchises and licenses 63 restaurants under the names of Garfield’s Restaurant and Pub, Garcia’s Mexican Restaurants and Pepperoni Grill and Italian Bistro Restaurants in 20 states.  For additional information, contact Vincent F. Orza, Jr. or Bradley L. Grow at 1220 S. Santa Fe Ave., Edmond, Oklahoma, 73003 or call 405.705.5000 or FAX: 405.705.5001.

From time to time, the Company may publish forward-looking statements relating to certain matters including anticipated financial performance, business prospects, the future opening of Company-owned and franchised restaurants, anticipated capital expenditures, and other matters.  All statements other than statements of historical fact contained in this press release or in any other report of the Company are forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  In order to comply with the terms of that safe harbor, the Company notes that a variety of factors, individually or in the aggregate, could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements including, without limitation, consumer spending trends and habits; competition in the casual dining restaurant segment; weather conditions in the Company's operating regions; laws and government regulations; general business and economic conditions; availability of capital; success of operating initiatives and marketing and promotional efforts; and changes in accounting policies.  In addition, the Company disclaims any intent or obligation to update those forward-looking statements.